UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of Principal Executive Offices)

(410) 571-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 6.00% Senior Notes due 2025

On April 21, 2020, Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), through its indirect subsidiaries HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, the “Issuers”), issued $400 million aggregate principal amount of 6.00% unsecured senior notes due 2025 (the “Notes”) under an indenture, dated as of April 21, 2020 (the “Indenture”), between the Issuers and the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), and Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC,” and collectively with the Company and the Operating Partnership, the “Guarantors”), as guarantors, and U.S. Bank National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company believes the Notes meet the environmental eligibility criteria for green bonds as defined by the International Capital Market Association’s Green Bond Principles. The Company intends to utilize the net proceeds of approximately $394 million of this offering to acquire or refinance, in whole or in part, eligible green projects, which include assets that are neutral to negative on incremental carbon emissions. In addition, these projects may include projects with disbursements made during the twelve months preceding the issue date of the Notes and those with disbursements to be made following the issue date. Prior to the full investment of such net proceeds, the Company intends to apply the net proceeds to repay a portion of the outstanding revolving borrowings under the Company’s two senior secured credit facilities. For any net proceeds from the offering not used to repay these credit facilities, the Company intends to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to continue to qualify for taxation as a real estate investment trust. Proceeds used to repay the Company’s two senior secured credit facilities may be reborrowed.

The Notes bear interest at a rate of 6.00% per year, payable semi-annually in arrears on April 15 and October15 of each year, beginning on October 15, 2020. The Notes will mature on April 15, 2025 (the “Maturity Date”), unless earlier repurchased or redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Issuers will be required (unless the Issuers have exercised their right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Optional Redemption

Prior to April 15, 2022, the Issuers may redeem some or all of the Notes, at the Issuers’ option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. The redemption price for Notes that are redeemed on or after April 15, 2022 will be equal to the redemption prices set forth in the Notes, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In addition, prior to April 15, 2022, the Issuers may redeem up to 40% of the Notes using the proceeds of certain equity offerings at a price equal to 106.00% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other subsidiaries will be required to guarantee the Notes in the future, except that, under certain circumstances and subject to certain exceptions set forth in the Indenture, one or more of the Company’s Domestic Subsidiaries (as defined in the Indenture) (except for Excluded Subsidiaries or Securitization Entities (each as defined in the Indenture)) may be required to guarantee the payment of the Notes (the “Springing Guarantee Covenant”).

Ranking

The Notes will be:

•	senior unsecured obligations of the Issuers;

•	pari passu in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness and senior unsecured guarantees;

•	effectively subordinated in right of payment to all of the Issuers’ existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Issuers’ future subordinated indebtedness and subordinated guarantees; and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuers’ subsidiaries (other than any Domestic Subsidiaries that may become guarantors of the Notes).

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor;

•	effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor, and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that may become guarantors of the Notes).

The Guarantors’ guarantees of the Notes (other than the Company’s guarantee) and any guaranty of the Notes made by a Domestic Subsidiary pursuant to the Springing Guarantee Covenant and all other obligations of such guarantor under the Indenture will automatically terminate and such guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, which may include the permanent termination and release of such guarantee and obligations on and after any date (the “Covenant Termination Date”) that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing. The Springing Guarantee Covenant will also automatically and permanently terminate and be of no further force and effect on and after the Covenant Termination Date.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	limit the ability of the Company and its subsidiaries to incur additional indebtedness;

•	require that the Company and its subsidiaries maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries; and

•	impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of our assets to another person.

Certain of these covenants will automatically and permanently terminate and will be of no force or effect on and after the Covenant Termination Date (as defined above).

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Indenture, dated as of April 21, 2020, between HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank National Association, as trustee (including the form of HAT Holdings I LLC and HAT Holdings II LLC’s 6.00% Senior Notes due 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: April 21, 2020	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel